 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-271418
Prospectus Supplement
(To Prospectus dated April 24, 2023)
1,100,000 Shares
Common Shares
Establishment Labs Holdings Inc. is offering 1,100,000 common shares.
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.” The closing price of our common shares on The Nasdaq Capital Market on April 24, 2023 was $73.36 per share.
The underwriters have a thirty-day option to purchase up to an additional 165,000 common shares.
Investing in our common shares involves a high degree of risk. See the risks set forth under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement.
	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Establishment Labs
Per Share	$71.50	$4.29	$67.21
Total	$78,650,000	$4,719,000	$73,931,000

(1)
See “Underwriting” in this prospectus supplement for a description of the compensation payable to the underwriters.

Delivery of the common shares will be made on or about April 27, 2023.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Jefferies	J.P. Morgan	Citigroup	TD Cowen
Co-Manager
BTIG
The date of this prospectus supplement is April 24, 2023

Prospectus
We have not, and the underwriters have not, authorized anyone to provide you with different information than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information; Incorporation by Reference.”

S-i

Market and Industry Data and Forecasts
We obtained the industry, market and competitive position data used throughout this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties or by us.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 24, 2023, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.
All references in this prospectus supplement and the accompanying prospectus to “Establishment Labs,” “the Company,” “we,” “us,” “our,” or similar references refer to Establishment Labs Holdings Inc., a British Virgin Islands company, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.
This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, trade names and service marks owned by us or other companies. “Establishment Labs,” the Establishment Labs logos and other trademarks or service marks of Establishment Labs appearing in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, such as Motiva Implants, SilkSurface/SmoothSilk, VelvetSurface, ProgressiveGel, TrueMonobloc, BluSeal, Divina, Ergonomix, Ergomonix2, Ergonomix2 Diamond, Mia Femtech and MotivaImagine, among others, are the property of Establishment Labs. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names. This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference also contain additional trade names, trademarks and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-7 and the financial and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.
Our Company
We are a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market. We initially incorporated in Costa Rica in 2004 and subsequently reorganized under a parent holding company in the British Virgin Islands in 2013.
Our line of silicone gel-filled breast implants, branded as Motiva Implants, is the centerpiece of our medical technology platform. Our post-market surveillance data (which was not generated in connection with a United States Food and Drug Administration, or FDA, pre-market approval, or PMA, study collected at defined follow-ups, but was patient or practitioner reported) and published third-party data indicate that Motiva Implants show low rates of adverse events (including rupture, capsular contracture, and safety related reoperations) that we believe compare favorably with those of our competitors. We believe the proprietary technologies that differentiate our Motiva Implants enable improved safety and aesthetic outcomes and drive our revenue growth. We have developed other complementary products and services, which are aimed at further enhancing patient outcomes.
Since launching Motiva Implants in October 2010, the majority of our revenue has been generated from sales of our Motiva Implants in cash pay, non-reimbursable, breast augmentation procedures. To date, our Motiva Implants are registered to be sold in over 85 countries outside of the United States. We currently sell our products via exclusive distributors or our direct sales force (which accounted for approximately 40% of our revenue in 2022) and have introduced five generations of Motiva Implants. We currently commercially sell five product families: (i) Round and Ergonomix Round, (ii) Ergonomix Oval, (iii) Anatomical TrueFixation, (iv) Ergonomix2 Round and Ergonomix2 Diamond and (v) Flora Tissue Expander. Our products incorporate first of-its-kind safety features including: (i) SmoothSilk / SilkSurface (an optimized biocompatible advanced smooth surface that is designed to reduce capsular contracture), (ii) Qid RFID technology (a non-invasive, readable serial number that enables product identification and enhances safety and patient peace of mind), (iii) BluSeal visual barrier layer (a proprietary indicator that allows for verification of complete barrier layer presence) and (iv) TrueMonobloc gel-shell-patch configuration (a highly durable, easy-to-insert performance shell, gel and patch system that allows for smaller incisions and smaller scars).
Market Opportunity
According to The Aesthetic Society and internal estimates, as of 2021, the global breast implant market was approximately $2.0 billion, consisting of breast augmentation procedures and breast reconstruction procedures. The International Society of Aesthetic Plastic Surgery recorded approximately 1.7 million breast augmentation procedures worldwide in 2021, equaling an approximately $1.5 billion global breast augmentation market. Additionally, we estimate the global breast reconstruction market was approximately $500 million in 2021, or approximately 25% of the global total implant market.
We estimate that the current addressable breast augmentation market, excluding future expansion into the United States and China, is approximately $900 million. We believe that our Motiva Implants currently hold approximately 30%, or $300 million, of this market. We also estimate that our Motiva Implants hold approximately 5 to 10% of the approximately $150 million addressable international breast reconstruction market, excluding the United States. These estimates are primarily based on expectations of addressable populations for Motiva Implants, as well as a range of price assumptions. Over time, we believe that the safety profile and the ease of procedure for Motiva Implants will enable market opportunity expansion through physician preference and customer choice.

We further estimate that we may be able to expand the market significantly through our Mia Femtech™ product, patented technology Mia Femtech™, which is designed to increase breast shape by one to two cup sizes in a 15-minute procedure without general anesthesia. We believe the Mia Femtech™ procedure could more than double the number of traditional breast augmentation surgeries currently performed. Third-party commissioned primary market research indicates that as many as 1.9 million women would consider a minimally invasive procedure, such as the procedure required for Mia Femtech™. Based on estimates of 18-55 year-old women that would consider getting Mia Femtech™ in the next twelve months, normalized to consumers only wanting “one cup up,” and assuming proper regulatory approval of Mia Femtech™ and expansion into the U.S. and Chinese markets, we believe there is a $4.8 to $5.7 billion global total addressable market for Mia Femtech™.
Recent Developments
On April 20, 2023, we presented interim study data from the augmentation cohort of our Motiva US IDE Study. Data was presented for the 451 primary augmentation patients enrolled in the study through the three-year follow-up visit. Patient compliance in the primary augmentation cohort of the trial at three years was 92.4%. The three-year, by-patient, Kaplan-Meier risk rates of first occurrence of complications for patients (95% confidence interval) in the primary augmentation cohort were as follows:
Primary Augmentation	3-year (N=451), 95% CI
Capsular contracture (Baker Grade III/IV)	0.5%
Rupture, suspected or confirmed(1)	0.6%
Breast pain	0.7%
Infection	0.9%
Implant removal, with or without replacement	1.6%
Any reoperation(2)	6.1%
Any complication(3)	8.4%

(1)
Includes only patients in the MRI cohort, N=176

(2)
Any surgery on the breast or chest area, device or non-device related, including size change

(3)
Any device or non-device related event, including reoperation

The Motiva Core pivotal study is an ongoing U.S. clinical trial of an investigational medical device under an FDA-approved Investigational Device Exemption. The study is designed to assess the safety and effectiveness of Motiva breast implants in primary breast augmentation, primary breast reconstruction, and revision breast procedures. In the fourth quarter of 2021, we initiated a modular PMA submission process with the FDA and submitted the first of four modules. In April 2022, we released preliminary results of the two-year patient follow-up data for the U.S. clinical trial. The second module was submitted in May 2022. In June 2022, full enrollment of the U.S. clinical trial was complete, and all surgeries in the primary reconstruction cohort were performed. In August 2022, the third module was submitted to the FDA. The final fourth module was submitted to the FDA in February 2023. The Motiva device has not been approved by the FDA and is not commercially available in the United States. The interim study data describes preliminary data available to date and does not necessarily reflect final clinical results nor demonstrate the investigational device’s safety and effectiveness for the U.S. clinical trial. Accordingly, no conclusions should be drawn based on the information presented.
In April 2023, we announced the launch of Mia Femtech™ in Japan. The premium and personalized Mia® Femtech experience is being launched at two clinics in Japan. Seishin Plastic and Aesthetic Surgery Center operates 10 premium plastic surgery clinics with Mia® Femtech now available at their main Tokyo clinic in Roppongi and at their newest clinic in Ginza. Joe Clinic is a high-end medical aesthetics chain in Japan that will offer Mia® Femtech initially at its Tokyo and Osaka locations. In March 2023, we announced agreements with four partners in Stockholm, Sweden, Geneva and Zurich, Switzerland, and Barcelona, Spain. Mia® Femtech is not yet commercially available in the European Union.

In November 2022, Motiva Implants and the Motiva Flora tissue expander received regulatory approval for use in Japan by the Pharmaceuticals and Medical Devices Agency, or PMDA. These products have also received reimbursement for post-mastectomy reconstruction under the Japanese National Health System.
In September 2022, we retained Hani Zeini (and publicly disclosed this with a press release on September 12, 2022) as an Advisor pursuant to an exclusive, multiyear advisory contract in anticipation of our U.S. launch. Hani Zeini founded Sientra in 2006 and has over 30 years of experience in the pharmaceutical and medical device industries, including more than two decades in Aesthetics and Plastic Surgery. Prior to Sientra, he served as Executive Vice President of Inamed and Head of Aesthetics (now part of Abbvie/Allergan Medical) where he was responsible for both the Breast Aesthetics and Facial Aesthetics businesses.
We are in the process of expanding our manufacturing facilities and corporate offices in the Coyol Free Zone in Costa Rica, or CFZ. The current $45.6 million estimate for the first phase of the project includes approximately 100,000 square feet of facility space and would initially increase our manufacturing capacity by approximately 730,000 units per year. Additional phases of the project may be executed, at our option, to further expand manufacturing capacity at the facility. We held the groundbreaking ceremony for our new Sulàyöm Innovation Campus in Costa Rica in the second quarter of 2021 and construction began following finalization and execution of certain contractual arrangements in the third quarter of 2021. The costs for improvement of the land and construction of a cold shell building are being paid by the CFZ, while we are paying for internal improvements and construction. We also had an option to purchase the land and cold shell building upon completion of the cold-shell construction. On May 26, 2022, we exercised our option to purchase the title of the land and cold shell building and made our first payment of approximately $9.5 million in connection with the exercise of this option. The remaining payment of approximately $3.1 million was made in October 2022.
Recent Operating Results (Preliminary and Unaudited)
A brief summary of certain of our consolidated preliminary estimates of unaudited financial results for the quarter ended March 31, 2023 is set forth below, based upon information available to us as of the date of this prospectus supplement. The following financial information for the quarter ended March 31, 2023 is preliminary and based upon our estimates, and actual results may differ from these estimates following the completion of our financial closing procedures and related adjustments. We undertake no obligation to update or supplement the information provided below until we release our results of operations for the quarter ended March 31, 2023. The preliminary estimated data should not be considered a substitute for the financial information to be filed with the SEC in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 once it becomes available. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the information incorporated herein for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our consolidated preliminary estimates of unaudited financial results for the quarter ended March 31, 2023 below and the actual financial and other data we will report for the quarter ended March 31, 2023.
In the three months ended March 31, 2023, our revenue is expected to be approximately $46.5 million, as compared to $38.5 million for the three months ended March 31, 2022. As of March 31, 2023, our cash balance is expected to be approximately $42.8 million, and the principal and interest outstanding under our credit facility is expected to be approximately $184.0 million.
The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. Marcum LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.
Corporate Information
We were reorganized under a parent holding company in the British Virgin Islands on October 9, 2013. Prior to that we operated as Establishment Labs, S.A., a Sociedad Anónima incorporated in Costa Rica, which was established in Costa Rica on January 18, 2004. Our registered office is located at P.O. Box 3140, Commerce House, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands, and our telephone number at this address is +1 (284) 852-1010. Our principal place of business in Costa Rica is located at Alajuela, Coyol Free Zone, Buildings B15 and B25. Our telephone number at this address is +506 2434 2400. Our website address is www.establishmentlabs.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities. Our agent for service of process in the United States is our wholly-owned subsidiary, Motiva USA LLC, a Delaware limited liability company, domiciled at 16192 Coastal Highway, Lewes, DE 19958. Our common shares are currently listed on The Nasdaq Capital Market under the symbol “ESTA.”

THE OFFERING
Common shares we are offering
1,100,000 common shares (or 1,265,000 common shares if the underwriters exercise in full their option to purchase additional shares)
Common shares to be outstanding after the offering
25,507,838 common shares (or 25,672,838 common shares if the underwriters exercise in full their option to purchase additional shares)
Option to purchase additional shares
The underwriters have a 30-day option to purchase up to an additional 165,000 common shares.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $73.0  million (or approximately $84.1 million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with our existing cash, for general corporate purposes, including sales and marketing, research and development activities, general and administrative matters, working capital and capital expenditures. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.
Risk factors
See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in our common shares.
Symbol on The Nasdaq Capital Market
“ESTA”
The number of common shares to be outstanding immediately after this offering is based on 24,407,838 shares outstanding as of December 31, 2022 and excludes:
▪
1,873,165 common shares issuable upon exercise of share options outstanding as of December 31, 2022 under our equity incentive plans, with a weighted-average exercise price of  $42.73 per share;

▪
92,519 common shares issuable upon exercise of share options issued after December 31, 2022 under our equity incentive plans, with a weighted-average exercise price of  $73.57 per share;

▪
164,643 common shares issuable upon vesting of restricted share units outstanding as of December 31, 2022 under our equity incentive plans;

▪
47,233 common shares issuable upon vesting of restricted share units issued after December 31, 2022 under our equity incentive plans;

▪
2,271,999 common shares available for future issuance as of December 31, 2022 under our 2018 Equity Incentive Plan; and

▪
848,000 common shares available for future issuance as of December 31, 2022 under our 2018 Employee Share Purchase Plan.

Unless otherwise indicated, all information in this prospectus supplement does not include the additional share issuances and shares reserved for future issuance subsequent to December 31, 2022 as set forth above, and further assumes:
▪
no exercise of the underwriters’ option to purchase additional common shares; and

▪
no exercise of outstanding share options or vesting of restricted share units.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before you decide to purchase common shares, you should carefully consider the risks described below and the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We believe the risks and uncertainties described below and therein are the most significant risks we face. If any of the following risks actually occurs, our business, prospects, financial condition and operating results could be materially harmed. As a result, the trading price of our common shares could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and share price. In assessing the risks described below, you should also refer to the information contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and other documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other documents that we file from time to time with the SEC.
Risks Related to this Offering
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
We will have broad discretion over the use of proceeds from this offering. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment in us. Our failure to apply the net proceeds of this offering effectively could result in financial losses that could materially impair our ability to pursue our growth strategy, cause the price of our common shares to decline, delay development of our product candidates or require us to raise additional capital.
Purchasers in this offering will incur immediate and substantial dilution in the book value of their investment as a result of this offering.
If you purchase common shares in this offering, you will incur immediate and substantial dilution of  $69.30 per share, representing the difference between the public offering price of  $71.50 per share and our as adjusted net tangible book value per share after giving effect to this offering. The exercise of stock options and vesting of restricted stock units that are currently outstanding or that we may grant in the future will result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
If we raise additional capital through the sale of common shares, convertible securities or debt in the future, your ownership in us could be diluted and restrictions could be imposed on our business.
In addition to this offering, we may issue common shares or securities convertible into or exchangeable for our common shares to raise additional capital in the future. To the extent we issue such securities, our shareholders may experience substantial dilution and the trading price of our common shares could decline. If we obtain additional funds through a credit facility or through the issuance of debt securities, such debt could have rights senior to your rights as a common shareholder, which could impair the value of our common shares. The terms of any such financing may also include restrictive covenants, such as limitations on our ability to incur additional debt and certain operating restrictions that could adversely impact our ability to conduct business.
Sales of substantial amounts of our common shares in the public markets, or the perception that such sales might occur, could cause the market price of our common shares to drop significantly, even if our business is doing well.
Sales of a substantial number of our common shares in the public market could occur at any time. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our common shares in the public market following this offering, the market price of our common shares could decline significantly.
Substantially all of our outstanding common shares are eligible for immediate resale in the public market. In connection with this offering, we and all of our directors and executive officers and certain holders of our outstanding share capital, have agreed not to sell, dispose of or hedge any common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions as described in further detail under the section of this prospectus supplement titled “Underwriting.”
We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of our common shares.
We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our board of directors may deem relevant. In addition, our credit agreement with Oaktree Fund Administrations, LLC limits our ability to, among other things, pay dividends or make other distributions or payments on account of our common shares. If we do not pay dividends, our common shares may be less valuable because a return on your investment will only occur if our share price appreciates and you sell our common shares thereafter.
If securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our common shares, our share price and trading volume could decline.
The trading market for our common shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our share performance, or if our target studies and operating results fail to meet the expectations of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
General Risks
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our liquidity and financial performance.
Bank failures, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Similarly, on March 12, 2023, Signature Bank Corp. and Silvergate Capital Corp. were each swept into receivership. We do not maintain balances with, and are not a borrower under or party to any credit agreement, material letter of credit or any other such instruments with, any financial institution currently in receivership. However, we regularly maintain cash balances at third-party financial institutions in excess of the FDIC standard insurance limit, with balances concentrated at a small number of financial institutions. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, or which we do business with, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S. or any applicable foreign government in the future or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a future failure or liquidity crisis. In addition, if any of our partners or parties with whom we conduct business are unable to access funds due to the status of their financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected.
Investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any statements that refer to projections of our future financial or operating performance, our liquidity and anticipated cash plans, our anticipated use of proceeds from this offering, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance. As a result, our actual future results may differ from our expectations, and those differences may be material.
These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to the following:
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the COVID-19 pandemic has adversely affected our business and our financial results and it or other future pandemics, epidemics or global health crises may adversely affect our business and financial results in the future;

▪
unfavorable global economic conditions, including slower growth or recession, inflation or decreases in consumer spending power or confidence, could adversely affect our business, financial condition or results of operations;

▪
we expect to incur losses for the foreseeable future, and our ability to achieve and maintain profitability depends on the commercial success of our Motiva Implants;

▪
if our available cash resources and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, we may seek to sell equity or convertible debt securities, enter into a credit facility or another form of third-party funding, or seek other debt financing;

▪
the clinical trial process is lengthy and expensive with uncertain outcomes, and often requires the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. In addition, safety issues or other challenges may arise during the conduct of a trial. Delays or failures in our clinical trials will prevent us from commercializing any modified or new products and will adversely affect our business, operating results and prospects;

▪
if the FDA or similar regulatory authority does not approve our products or requires additional clinical trials before any approval or if any approval of our products includes additional restrictions on the label, or requires a characterization of our products that differs from ours and/or other regulatory authorities, our business, financial condition, results of operations and growth prospects could be materially adversely affected;

▪
in certain large markets, we engage in direct sales efforts. We may fail to maintain and develop our direct sales force, and our revenues and financial outcomes could suffer as a result. Furthermore, our direct sales personnel may not effectively sell our products;

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if we are unable to educate clinicians on the safe, effective and appropriate use of our products and designed surgeries, we may experience increased claims of product liability and may be unable to achieve our expected growth;

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we have a limited operating history in the United States and may face difficulties encountered by companies early in their commercialization in competitive and rapidly evolving markets;

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our success depends, in part, on our ability to continue to enhance our existing products and services and develop or commercialize new products and services that respond to customer needs and preferences, which we expect will require us to incur significant expenses;

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our business depends on maintaining our brand and ongoing customer demand for our products and services, and a significant reduction in sentiment or demand could affect our results of operations;

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if we fail to compete effectively against our competitors, many of whom have greater resources than we have, our revenues and results of operations may be negatively affected;

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any disruption at our existing facilities could adversely affect our business and operating results;

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the medical technology industry is complex and intensely regulated at the federal, state, and local levels and government authorities may determine that we have failed to comply with applicable laws or regulations;

▪
we rely on a single-source, third-party supplier for medical-grade long-term implantable silicone, which is the primary raw material used in our Motiva Implants. If this supplier were to increase prices for this raw material over time or experience interruptions in its ability to supply us with this raw material, our business, financial condition and results of operations could be adversely affected;

▪
we have significant exposure to the economic and political situations in emerging market countries, and developments in these countries could materially impact our financial results, or our business more generally;

▪
our results of operations could be affected by fluctuations in currency rates;

▪
negative publicity concerning our products or our competitors’ products, including due to product defects and any resulting litigation, could harm our reputation and reduce demand for silicone breast implants, either of which could adversely impact our financial results and/or share price;

▪
recent news coverage has called into question the long-term safety of breast implants and reports of breast implant-associated anaplastic large cell lymphoma linked to our competitors’ products which have led to regulatory actions regarding macrotextured devices in several countries and the worldwide recall of one of our competitor’s macrotextured implants and tissue expanders. These events and reports of other forms of cancer, including squamous cell carcinoma and various lymphomas, from breast implant products may lead to a reduction in the demand for silicone breast implants and could adversely affect our business; and

▪
the medical device industry is characterized by patent litigation and we could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages or prevent us from marketing our existing or future products.

These risks and uncertainties are discussed in more detail in Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022. You should carefully consider these risks, as well as the additional risks described under “Risk Factors” in this prospectus supplement and in other documents we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may from time to time amend, supplement or supersede the risks and uncertainties we disclose. The risks and uncertainties included herein, and incorporated by reference herein, are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $73.0 million (or approximately $84.1  million if the underwriters exercise their option to purchase additional shares in full).
We intend to use the net proceeds from this offering, together with our existing cash, for general corporate purposes, including sales and marketing, research and development activities, general and administrative matters, working capital and capital expenditures
As of the date of this prospectus supplement, we cannot specify all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, our management and board of directors will have broad discretion in the application and specific allocations of the net proceeds, and investors will be relying on the judgment of our management and board of directors regarding the application of the proceeds of this offering.
These expected uses represent our current intentions based upon our present plans and market conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend upon a number of factors, including the progress of the expansion of our manufacturing facilities, research and product development efforts, cash generated from future operations and actual expenses to operate our business.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in short-term, investment grade, interest bearing instruments, money market funds, certificates of deposit, commercial paper and U.S. government securities.

DIVIDEND POLICY
We have never declared or paid any dividends on our common shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends in the foreseeable future. Future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. In addition, our credit agreement with Oaktree Fund Administrations, LLC restricts our ability to pay dividends. Our Amended and Restated Memorandum of Association and Articles of Association do not contain provisions restricting our ability to pay dividends on our common shares.

DILUTION
If you purchase our common shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common shares immediately after this offering. Net tangible book value per share is determined by dividing the number of common shares outstanding as of December 31, 2022 into our total tangible assets less total liabilities.
Our net tangible book value as of December 31, 2022 was $(17.0) million, or $(0.69) per share, based on 24,407,838 common shares outstanding as of that date.
After giving effect to the sale of 1,100,000 common shares by us at a public offering price of  $71.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been $56.1 million, or $2.20 per share. This represents an immediate increase in net tangible book value of  $2.89 per share to existing shareholders and immediate dilution of  $69.30 per share to investors in this offering, as illustrated by the following table:
Public offering price per share		$71.50
Net tangible book value per share as of December 31, 2022	$(0.69)
Increase in net tangible book value per share attributable to investors participating in this offering	2.89
As adjusted net tangible book value per share after giving effect to this offering		2.20
Dilution per share to investors in this offering		$69.30

If the underwriters exercise in full their option to purchase up to 165,000 additional shares from us at a public offering price of  $71.50 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this offering would be $2.62 per share, the increase in net tangible book value per share to existing shareholders would be $3.31 per share and the dilution to new investors purchasing shares in this offering would be $68.88 per share.
The above discussion and table are based on 24,407,838 shares outstanding as of December 31, 2022 and excludes:
▪
1,873,165 common shares issuable upon exercise of share options outstanding as of December 31, 2022 under our equity incentive plans, with a weighted-average exercise price of  $42.73 per share;

▪
92,519 common shares issuable upon exercise of share options issued after December 31, 2022 under our equity incentive plans, with a weighted-average exercise price of  $73.57 per share;

▪
164,643 common shares issuable upon vesting of restricted share units outstanding as of December 31, 2022 under our equity incentive plans;

▪
47,233 common shares issuable upon vesting of restricted share units issued after December 31, 2022 under our equity incentive plans;

▪
2,271,999 common shares available for future issuance as of December 31, 2022 under our 2018 Equity Incentive Plan; and

▪
848,000 common shares available for future issuance as of December 31, 2022 under our 2018 Employee Share Purchase Plan.

To the extent that additional common shares are issued pursuant to the foregoing, or we issue additional common shares in the future, investors purchasing our common shares in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, you may experience further dilution.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion sets forth the material U.S. federal income tax considerations relating to the ownership and disposition of our common shares by U.S. Holders (as defined below) that will hold our common shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the “Code.” The discussion below of U.S. federal income tax considerations to “U.S. Holders” will apply to you if you are a beneficial owner of our common shares and you are, for U.S. federal income tax purposes:
▪
an individual who is a citizen or resident of the United States;

▪
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

▪
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

▪
a trust if it (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

This summary applies only to U.S. Holders, and it does not describe all of the U.S. federal income tax considerations that may be relevant to U.S. Holders subject to special rules, such as:
▪
banks and other financial institutions;

▪
insurance companies;

▪
regulated investment companies;

▪
real estate investment trusts;

▪
government organizations;

▪
dealers and traders in securities that use mark-to-market accounting for U.S. federal income tax purposes;

▪
U.S. Holders holding common shares as part of a hedging transaction, straddle, constructive sale, conversion transaction or other integrated transaction;

▪
U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

▪
tax-exempt organizations or entities, including an “individual retirement account” or “Roth IRA” as defined in Sections 408 or 408A of the Code, respectively;

▪
U.S. Holders that received the common shares upon the exercise of an employee stock option or otherwise as compensation for the performance of services;

▪
U.S. Holders holding common shares that own or are deemed to own 10% or more of our value or voting shares;

▪
former citizens and residents of the United States subject to tax as expatriates;

▪
U.S. Holders that are S-corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein); or

▪
persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

The discussion below is based upon applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service, or IRS, and such other authorities as we have considered relevant, all of which are subject to change, possibly with retroactive effect.
If you are a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our common shares, your tax treatment will generally depend upon your status and the activities of the partnership. Prospective investors who are partnerships or partners in a partnership should consult their tax advisers as to the particular U.S. federal income tax consequences of purchasing, owning and disposing of common shares in their particular circumstances.

In addition, this discussion does not address any non-U.S., state, or local tax considerations, any U.S. federal estate, gift or other non-income tax considerations, alternative minimum tax considerations, the Medicare tax on net investment income, or special tax accounting rules under Section 451(b) of the Code. Each U.S. Holder should, and are urged to, consult its own tax adviser concerning the U.S. federal, state, local, and non-U.S. income and other tax consequences of an investment in our common shares.
This discussion is not a complete analysis or listing of all of the possible tax consequences and does not address all tax considerations that may be relevant to investors in light of their particular circumstances.
Taxation of Dividends
Subject to the discussion below under the subsection titled “Passive Foreign Investment Company Rules”, the gross amount of distributions paid on common shares will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income (including any taxes withheld) will be includible in your gross income as ordinary income on the day actually or constructively received by you. Such dividends received from the common shares will be treated as foreign source income and will not be eligible for the dividends received deduction allowed to U.S. corporations under the Code. The following discussion assumes that all dividends will be paid in U.S. dollars. As used below, the term “dividend” means a distribution that constitutes a dividend for U.S. federal income tax purposes.
With respect to non-corporate U.S. Holders, certain dividends received from a “qualified foreign corporation” may be subject to reduced rates of taxation applicable to “qualified dividend income (‘QDI’),” provided that certain conditions are satisfied. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) should generally be a qualified foreign corporation if its shares, with respect to dividends received from the corporation, are readily tradable on an established U.S. securities market. Additionally, QDI does not include any dividend on any common shares (i) with respect to which the U.S. Holder has not held such common shares for 61 days or more during the 121-day period beginning on the date which is 60 days before the date on which such shares become ex-dividend with respect to such dividends and (ii) to the extent the U.S. Holder is not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to existing or substantially similar or related property. We believe, but cannot assure you, that the common shares will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the common shares. There can be no assurance that the common shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the common shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code. Furthermore, such reduced rate will not apply if we are a PFIC for the taxable year in which we pay a dividend or were a PFIC for the preceding taxable year. See the subsection below titled “Passive Foreign Investment Company Rules.”
To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for the taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated first as a non-taxable return of capital, causing a reduction in your adjusted basis in the common shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on the subsequent disposition of common shares), and the balance in excess of your adjusted basis will be taxed as capital gain recognized on a sale or exchange, as described below under “Taxation of Capital Gains.” Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Distributions of additional common shares to U.S. Holders that are part of a pro rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.
Taxation of Capital Gains
For U.S federal income tax purposes, you will generally recognize taxable gain or loss on any sale or exchange of common shares in an amount equal to the difference between the amount realized for the common shares and your tax basis in the common shares. Generally, your tax basis should be the amount paid for the common shares. Subject to the discussion under “Passive Foreign Investment Company Rules” below, such gain or loss generally will be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year should be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code. Such gain or loss generally will be U.S.-source gain or loss, which will generally limit the availability of foreign tax credits. You are urged to consult your tax advisor regarding the tax consequences if foreign tax is imposed on a disposition of our common shares, including the availability of the foreign tax credit under your particular circumstances.
Passive Foreign Investment Company Rules
Based on the composition of our income and valuation of our assets, including goodwill, for the year ended December 31, 2022, we do not believe we were a PFIC for the year ended December 31, 2022. Based on our operating history and the projected composition of our income and valuation of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year or to become one in the foreseeable future. However, because our PFIC status is subject to a number of uncertainties, neither we nor our tax advisors can provide any assurances regarding our future PFIC status. A non-U.S. corporation will be classified as a PFIC in any taxable year in which, either:
▪
at least 75% of its gross income is “passive income”; or

▪
at least 50% of its total gross assets (based on a quarterly average) is attributable to assets that produce “passive income” or are held for the production of  “passive income.”

For this purpose, cash and assets readily convertible into cash are categorized as passive assets and our goodwill and other unbooked intangibles associated with active business activities generally may be classified as active assets. Passive income generally includes dividends, interest, royalties, and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25%, directly or indirectly, (by value) of shares of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.
The determination of whether we are a PFIC is made annually and there are uncertainties in the application of the relevant rules. Accordingly, it is possible that we may be or become a PFIC in the current or any future taxable year or the IRS may take such position. If we are a PFIC for any taxable year during which you hold our common shares, you will be subject to special rules discussed below.
If we are a PFIC for any taxable year during which you hold our common shares, you will be subject to special tax rules, regardless of whether we remain a PFIC, with respect to any “excess distribution” received and any gain realized from the sale or other disposition (including, under certain circumstances, a pledge) of our common shares. Distributions received in a taxable year that are greater than 125% of the average annual distribution received during the shorter of the three preceding taxable years or your holding period for the common shares will be treated as excess distributions. Under these special rules:
▪
the excess distribution or gain will be allocated ratably over your holding period for the common shares;

▪
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in your holding period in which we were a PFIC, will be treated as ordinary income; and

▪
the amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to the allocated amount.

In addition, non-corporate U.S Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.
In general, if we are determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of our ordinary shares by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which our taxable year ends and each subsequent taxable year. However, a U.S. Holder may make a QEF election with respect to our ordinary shares only if we annually provide such U.S. Holder with certain tax information, and we currently do not intend to prepare or provide such information. As a result, the QEF election is not expected to be available to a U.S. Holder and the remainder of this disclosure assumes that such election will not be available.
If we are a PFIC and our ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences described above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market with respect to our ordinary shares under their particular circumstances.
Information Reporting and Backup Withholding
In general, information reporting will apply to dividends in respect to our common shares and the proceeds from the sale, exchange or redemption of our common shares that are paid to you within the United States (and in certain cases outside the United States). Payments of dividends and proceeds from the sale or other taxable disposition that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding at the applicable statutory rate (currently, 24%), unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding (generally on IRS Form W-9 or suitable substitute form).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that a claim for refund is filed with, and the required information is timely furnished to, the U.S. Internal Revenue Service.
Foreign Asset Reporting
Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to an interest in common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by U.S. financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold common shares. These rules impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so. You are urged to consult your own tax advisors regarding your information reporting obligations, if any, with respect to your ownership of common shares.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated April 24, 2023, among us and Jefferies LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Cowen and Company, LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the respective number of common shares shown opposite its name below:
Underwriter	Number of Shares
Jefferies LLC	412,500
J.P. Morgan Securities LLC	412,500
Citigroup Global Markets Inc.	137,500
Cowen and Company, LLC	110,000
BTIG, LLC	27,500
Total	1,100,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common shares, that you will be able to sell any of the common shares held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of  $2.57 per common share. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$71.50	$71.50	$78,650,000	$90,447,500
Underwriting discounts and commissions paid by us	$4.29	$4.29	$4,719,000	$5,426,850
Proceeds to us, before expenses	$67.21	$67.21	$73,931,000	$85,020,650
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $900,000. We have also agreed to reimburse the underwriters for up to $25,000 of expenses related to the review of this offering by the Financial Industry Regulatory Authority, Inc.
Listing
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.”
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 165,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
We, our executive officers, directors and certain affiliated entities thereof have agreed, subject to specified exceptions, not to directly or indirectly:
▪
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or

▪
otherwise dispose of any common shares, options or warrants to acquire common shares, or securities exchangeable or exercisable for or convertible into common shares currently or hereafter owned either of record or beneficially, or

▪
publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and J.P. Morgan Securities LLC.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:
(i)
as a bona fide gift;

(ii)
by will, testamentary document or intestate succession to a legal representative, heir or beneficiary upon the death of the party to the lock-up agreement;

(iii)
to a trust whose beneficiaries consist exclusively of one or more of the party to the lock-up agreement or any immediate family member;

(iv)
by operation of law, such as pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(v)
to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the party to the lock-up agreement or any immediate family member thereof;

(vi)
as a distribution partners, members, shareholders or trust beneficiaries of the party to the lock-up agreement;

(vii)
to an affiliate of the party to the lock-up agreement if such party is a corporation, partnership, limited liability company, trust or other business entity;

(viii)
cash exercise of options to purchase common shares granted under any equity incentive plan or share purchase plan;

(ix)
the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided no sales take place under such plans during the lock-up period;

(x)
the sale of shares under a trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof, provided that to the extent a public announcement or filing under the Exchange Act, if any is required by or on behalf of the holder or us regarding such transfer during the lock-up period, such filing or announcement shall include a statement that such transfer is in accordance with an established trading plan, and provided further that the existing trading plan may not be amended during the lock-up period to allow for an increase in the number of shares or related securities that may be sold pursuant to such existing trading plan;

(xi)
the transfer of common shares acquired on the open market following this offering; provided that no public disclosure or filing under the Exchange Act by any party to the transfer shall be required, or made voluntarily, during the lock-up period; or

(xii)
selling to cover tax withholding obligations upon the or exercise of equity awards pursuant to any equity incentive plan or outstanding warrants.

Jefferies LLC and J.P. Morgan Securities LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing common shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional common shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the common shares may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common shares which has been approved by the Financial Conduct Authority, except that the common shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)   in any other circumstances falling within Section 86 of the FSMA.
provided that no such offer of the common shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada
(A)
Resale Restrictions

The distribution of common shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the common shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common shares.
(B)
Representations of Canadian Purchasers

By purchasing common shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
▪
the purchaser is entitled under applicable provincial securities laws to purchase the common shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

▪
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

▪
where required by law, the purchaser is purchasing as principal and not as agent, and

▪
the purchaser has reviewed the text above under Resale Restrictions.

(C)
Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.
(D)
Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
(E)
Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
(F)
Taxation and Eligibility for Investment

Canadian purchasers of common shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common shares in their particular circumstances and about the eligibility of the common shares for investment by the purchaser under relevant Canadian legislation.
Australia
This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:
You confirm and warrant that you are either:
▪
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

▪
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

▪
a person associated with the Company under Section 708(12) of the Corporations Act; or

▪
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Hong Kong
No common shares have been offered or sold, and no common shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the common shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the common shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the common shares will be required, and is deemed by the acquisition of the common shares, to confirm that he is aware of the restriction on offers of the common shares described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any common shares in circumstances that contravene any such restrictions.
Israel
This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the common shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
▪
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

▪
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:
▪
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

▪
where no consideration is or will be given for the transfer;

▪
where the transfer is by operation of law;

▪
as specified in Section 276(7) of the SFA; or

▪
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland
The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or the FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Qatar
The common shares described in this prospectus supplement have not been, and will not be, offered, sold, or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the

Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

LEGAL MATTERS
Certain legal matters as to U.S. federal and New York law in connection with this offering will be passed upon for us by O’Melveny & Myers LLP. Conyers Dill & Pearman, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the common shares offered hereby and other legal matters concerning this offering relating to British Virgin Islands law, including matters of British Virgin Islands income tax law. Cooley LLP, Palo Alto, California, United States has acted as counsel to the underwriters in connection with this offering.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2022 and 2021 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus supplement and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP's reports, given on their authority as experts in accounting and auditing. Marcum LLP’s report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, that file electronically with the SEC. The address of that website is www.sec.gov.
Our web site address is www.establishmentlabs.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. The accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:
▪
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023.

▪
Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2023.

▪
The description of our common shares, no par value, contained in our registration statement on Form 8-A, filed with the SEC on July 16, 2018, as modified by the description of our common shares contained in Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Establishment Labs Holdings Inc.
c/o Motiva USA LLC
16192 Coastal Highway
Lewes, Delaware 19958
+506 2434 2400
We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.
We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investors section of our website, www.establishmentlabs.com.

PROSPECTUS
ESTABLISHMENT LABS HOLDINGS INC.
Common Shares
Debt Securities
Warrants
Rights
Units

We, or any selling securityholders to be identified in the future, may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Specific information about the offering, any selling securityholders and the amounts, prices and terms of the securities will be determined at the time of offering and described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.
The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The prospectus supplement for any offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. See the section of this prospectus entitled “Plan of Distribution” for more information.
Our common shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ESTA.” The prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 24, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we or any selling securityholder sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
No person has been authorized to give any information or make any representations in connection with any offering of securities made pursuant to the registration statement of which this prospectus forms a part other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described therein. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When we refer to “Establishment Labs,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Establishment Labs Holdings Inc. and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the purchasers of the applicable securities being offered hereby.

THE COMPANY
We are a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market. Our line of silicone gel-filled breast implants, branded as Motiva Implants, is the centerpiece of our medical technology platform. Our post-market surveillance data (which was not generated in connection with a United States Food and Drug Administration, or FDA, pre-market approval, or PMA, study collected at defined follow-ups, but was patient or practitioner reported) and published third-party data indicate that Motiva Implants show low rates of adverse events (including rupture, capsular contracture, and safety related reoperations) that we believe compare favorably with those of our competitors. We believe the proprietary technologies that differentiate our Motiva Implants enable improved safety and aesthetic outcomes and drive our revenue growth. We have developed other complementary products and services, which are aimed at further enhancing patient outcomes.
Since launching Motiva Implants in October 2010, the majority of our revenue has been generated from sales of our Motiva Implants in cash pay, non-reimbursable, breast augmentation procedures. To date, our Motiva Implants are registered to be sold in over 85 countries outside of the United States. We currently sell our products via exclusive distributors or our direct sales force (which accounted for approximately 40% of our revenue in 2022) and have introduced five generations of Motiva Implants. We currently commercially sell five product families: (i) Round and Ergonomix Round, (ii) Ergonomix Oval, (iii) Anatomical TrueFixation, (iv) Ergonomix2 Round and Ergonomix2 Diamond and (v) Flora Tissue Expander. Our products incorporate first of-its-kind safety features including: (i) SmoothSilk / SilkSurface (an optimized biocompatible advanced smooth surface that is designed to reduce capsular contracture), (ii) Qid RFID technology (a non-invasive, readable serial number that enables product identification and enhances safety and patient peace of mind), (iii) BluSeal visual barrier layer (a proprietary indicator that allows for verification of complete barrier layer presence) and (iv) TrueMonobloc gel-shell-patch configuration (a highly durable, easy-to-insert performance shell, gel and patch system that allows for smaller incisions and smaller scars).
We were reorganized under a parent holding company in the British Virgin Islands on October 9, 2013. Prior to that we operated as Establishment Labs, S.A., a Sociedad Anónima incorporated in Costa Rica, which was established in Costa Rica on January 18, 2004. Our registered office is located at P.O. Box 3140, Commerce House, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands, and our telephone number at this address is +1 (284) 852-1010. Our principal place of business in Costa Rica is located at Alajuela, Coyol Free Zone, Buildings B15 and B25. Our telephone number at this address is +506 2434 2400. Our website address is www.establishmentlabs.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities. Our agent for service of process in the United States is our wholly owned subsidiary, Motiva USA LLC, a Delaware limited liability company, domiciled at 16192 Coastal Highway, Lewes, DE 19958. Our common shares are currently listed on Nasdaq under the symbol “ESTA.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in any of our quarterly reports on Form 10-Q since our most recent annual report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements.
We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material.
Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed under the sections contained under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement and “Part I-Item 1A-Risk Factors” of our most recent annual report on Form 10-K or “Part II-Item 1A-Risk Factors” of our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

USE OF PROCEEDS
We will set forth in the applicable prospectus supplement for an offering our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development of our products, increasing our working capital, acquisitions or investments in businesses, joint ventures, collaboration arrangements, products or technologies that are complementary to our own and capital expenditures. Pending any specific application of the net proceeds, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments such as money market funds, certificates of deposit, commercial paper and U.S. government securities.
We will not receive any proceeds from the sale of any securities by selling securityholders.

DESCRIPTION OF SHARE CAPITAL
General
We are incorporated as a British Virgin Islands company, and our affairs are governed by our amended and restated memorandum and articles of association and the laws of the British Virgin Islands.
Our authorized share capital consists of an unlimited amount of common shares, no par value per share. In addition, we may by resolution of the board of directors, without shareholder consent, amend our amended and restated memorandum and articles of association to create new classes of preferred shares and fix the rights preferences and restrictions of such shares, as the board of directors in their sole discretion deem fit, which shares may be issued as one or more series.
As of December 31, 2022, we had 24,407,838 common shares outstanding, held of record by 22 shareholders.
In addition, as of December 31, 2022, 2,037,808 common shares were subject to outstanding awards under our equity incentive plans, of which 1,873,165 common shares were issuable upon exercise of options outstanding as of December 31, 2022, at a weighted average exercise price of  $42.73 per share, and 164,643 common shares were issuable upon the vesting of restricted share units outstanding.
The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in “Description of Share Capital,” you should refer to our amended and restated memorandum and articles of association.
Key Provisions of our Amended and Restated Memorandum and Articles of Association and British Virgin Islands Law Affecting our Common Shares
The following are summaries of material terms and provisions of our amended and restated memorandum and articles of association and the BVI Business Companies Act, or the BVI Act, insofar as they relate to the material terms of our common shares. This summary is not intended to be complete, and you should read the forms of our amended and restated memorandum and articles of association.
Meetings of Shareholders
If our shareholders want us to hold a meeting of our shareholders, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.
Subject to our amended and restated memorandum and articles of association, a meeting of our shareholders may be called by not less than seven days’ notice in writing. Notice of every meeting of shareholders will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the properly given notice, does not invalidate the meeting.
A meeting may be called by shorter notice than that mentioned above, but, subject to our amended and restated memorandum and articles of association, it will be deemed to have been duly called if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.
A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.
Voting Rights
Under the BVI Act, the common shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Computershare

Trust Company, N.A., which will enter the name of our shareholders in our register of members. If  (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.
Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.
No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting.
There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. We have not made provisions in our amended and restated memorandum and articles of association for cumulative voting for such elections.
Protection of Minority Shareholders
Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. One protection under statutory law is that shareholders may bring an action to enforce the BVI Act or our amended and restated memorandum and articles of association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the amended and restated memorandum and articles of association.
There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of our affairs by the majority or the board of directors. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands law and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our amended and restated memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is illegal; (2) acts that constitute oppression, unfair discrimination or unfair prejudice against the minority; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where we have not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.
Preemption Rights
British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights, save to the extent that they are expressly provided for in our amended and restated memorandum and articles of association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights
As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets are greater than our liabilities and we are able to pay our debts as they fall due.
Modification of Rights
As permitted by British Virgin Islands law, and our amended and restated memorandum and articles of association, if our shares are divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued shares of that class.
Transfer of Shares
Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.
Our board of directors may, in its absolute discretion, resolve to refuse or delay the registration of any transfer of any share without assigning any reasons therefor. If our directors refuse or delay the registration of a transfer they shall, as soon as practicable, send to each of the transferor and the transferee notice of such refusal or delay in the agreed form.
Share Repurchase
As permitted by the BVI Act and our amended and restated memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us.
Dividends
Subject to the BVI Act and our amended and restated memorandum and articles of association, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the ‘solvency test’. A company will satisfy the solvency test if  (i) the value of our assets exceeds our liabilities; and (ii) we are able to pay our debts as they fall due. Where a distribution is made to a shareholder at a time when we did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of our failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.
Board of Directors
We are managed by a board of directors which currently consists of eight directors. Our amended and restated memorandum and articles of association provide that the board of directors shall consist of not less than seven directors.
There are no share ownership qualifications for directors.
Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.
A meeting of our board of directors will be competent to make lawful and binding decisions if at least a majority of the directors are present or represented. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.
Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass unanimous written resolutions without a meeting.
The remuneration to be paid to the directors shall be such remuneration as the directors shall determine. Under our amended and restated memorandum and articles of association, the independent directors shall also be entitled to reimbursement of out-of-pocket expenses in connection with the performance of his or her duties as director.

Staggered Board of Directors
Our amended and restated memorandum and articles of association provide for a staggered board of directors consisting of three classes of directors. Directors of each Class are chosen for three year terms upon the expiration of their current terms and each year one class will be elected by our shareholders. Our shareholders will elect directors for three-year terms upon the expiration of their current terms. Our shareholders elect only one class of directors each year. We believe that classification of our board of directors helps to ensure the continuity and stability of our business strategies and policies as determined by our board of directors. There is no cumulative voting in the election of directors. As such, this classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors also may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
Duties of Directors
British Virgin Islands law provides that each of our directors, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum or articles of association of the company.
Issuance of Additional Common Shares
Our amended and restated memorandum and articles of association authorize our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Changes in Authorized Shares
We are authorized to issue an unlimited number of common shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in issue. We may by resolution:
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combine all of our shares into shares of larger par value than our existing shares;

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divide all of our shares into shares of smaller par value than our existing shares; or

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create new classes of shares with preferences to be determined by the board of directors at the time of authorization, which could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon our liquidation or have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Inspection of Books and Records
Under British Virgin Islands law holders of our common shares are entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) amended and restated memorandum and articles of association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.
Subject to our amended and restated memorandum and articles of association, our directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Differences in Corporate Law
We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands law has enabled us to adopt the amended and restated memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those under the Delaware Corporate Law.
Conflicts of Interest
Pursuant to the BVI Act and our amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:
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vote on a matter relating to the transaction;

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attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

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sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money Laundering Laws
In order to comply with legislation or regulations aimed at the prevention of money laundering we may require subscribers to provide evidence to verify their identity.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Anti-takeover Provisions
The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals. Our amended and restated memorandum and articles of association contain the following provisions which may be regarded as defensive measures: (i) a requirement of the affirmative vote of two-thirds or more of the shares entitled to vote on special matters such as mergers or acquisitions; (ii) the prevention of  “business combinations” with “interested shareholders” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in accordance with our amended and restated memorandum and articles of association by a general meeting of our shareholders or satisfies other requirements specified in our amended and restated memorandum and articles of association; (iii) directors’ ability, in their absolute discretion, to decline to register any transfer of shares without assigning any reason; (iv) our board of directors’ ability to issue, from time to time, one or more classes of preferred shares and, with respect to each such class, to fix the terms thereof by resolution; (v) restrictions on the ability of shareholders to call meetings and bring proposals before meetings; (vi) elimination of the ability of shareholders to act by written consent; and (vii) the requirement of the affirmative vote of two-thirds of the shares entitled to vote to amend certain provisions of our amended and restated memorandum and articles of association.
Interested Directors
The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to our board of directors. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the board prior to our entry into the transaction or was not required to be disclosed (for example where the transaction is between us and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.
Voting Rights and Quorum Requirements
Under British Virgin Islands law, the voting rights of shareholders are regulated by our amended and restated memorandum and articles of association and, in certain circumstances, the BVI Act. Our amended and restated memorandum and articles of association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the amended and restated memorandum and articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast.
Mergers and Similar Arrangements
Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
Shareholder Suits
We are not aware of any reported class action or derivative action having been brought in a British Virgin Islands court.
Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.
In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.
A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.
Corporate Governance
British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.
Indemnification
British Virgin Islands law and our amended and restated memorandum and articles of association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by him or her as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A., and their address is 250 Royall Street, Canton, Massachusetts 02021.
Listing
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement and any related issuer free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summary of material provisions of the indenture is subject to, and qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. The terms relating to a series of debt securities will be described in the applicable prospectus supplement, including but not limited to:
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the title of the debt securities and the series in which the debt securities will be included;

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the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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any limit on the aggregate principal amount that may be issued;

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the identity of the trustee;

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whether or not we will issue the series of debt securities in global form and, if so, the identity of the depositary and the terms and conditions, if any, upon which interests in the debt securities may be exchanged;

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the maturity date(s);

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the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date from which interest will accrue, the dates interest will be payable and the regular record dates for interest payable on any interest payment date;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the place or places where payments will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands may be served;

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the date, if any, after which, the terms and conditions upon which, and the price at which we may, at our option, in whole or in part, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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provisions for a sinking fund, purchase or other analogous fund, if any;

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the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity or any other securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiples of  $1,000 in excess thereof;

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if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

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any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, losses, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, we may make payments of interest by check which we will mail to the holder or by wire transfer to certain holders to an account within the United States. Any other paying agents that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
Governing Law
The indenture is, and the debt securities and any guarantees will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may offer warrants for the purchase of our common shares. We may issue warrants independently of or together with our common shares offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, common shares. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
While the terms we have summarized below will generally apply to any future warrants we may offer under a prospectus supplement, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The description in the applicable prospectus supplement and any related issuer free writing prospectus of any warrants we offer may differ from the description provided below and does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.
General
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the aggregate number of warrants offered;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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a discussion of any material U.S. federal income tax considerations applicable to the holding and/or exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS
We may issue rights for the purchase of our common shares. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:
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the date for determining the persons entitled to participate in the rights distribution;

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the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which the rights may be transferable separately;

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the date on which the right to exercise the rights commences and the date on which the right expires;

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the number of rights outstanding, if any;

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a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

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any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS
We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of rights and warrants to purchase our common shares. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units.
The prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:
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the date, if any, on and after which the units may be transferable separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system;

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a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

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how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the offered securities from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers;

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as part of a collaboration, arrangement or agreement with a third party;

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through a combination of any of these methods of sale; or

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any other method permitted pursuant to applicable law.

The applicable prospectus supplement for an offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the method of distribution, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the purchase price of the securities and the proceeds to us from the sale;

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any over-allotment options under which the underwriters may purchase additional securities from us;

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any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; or

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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any common shares sold pursuant to a prospectus supplement will be listed on The Nasdaq Capital Market, subject to official notice of issuance. Any other securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP. Conyers Dill & Pearman, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the securities offered hereby and other legal matters relating to British Virgin Islands law concerning the issuance and sale of securities offered hereby. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2022 and 2021 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing. Marcum LLP’s report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.establishmentlabs.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 1, 2023;

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Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed on April 12, 2023; and

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The description of our common shares, no par value per share, contained in our registration statement on Form S-1 (File No. 333-225791), as initially filed with the SEC on June 21, 2018, as modified by the description of our common shares contained in Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, and any other amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:
Establishment Labs Holdings Inc.
Attention: Investor Relations
B25 Coyol Free Zone
Garita, Alajuela 20113, Costa Rica
+506 2434 2400
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.
The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

1,100,000 Shares
Common Shares

Prospectus Supplement

Joint Book-Running Managers
Jefferies
J.P. Morgan
Citigroup
TD Cowen
Co-Manager
BTIG
April 24, 2023